As filed with the Securities and Exchange Commission on January 27, 2006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 24, 2006

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Gatehall Drive, Suite 110, Parsippany, New Jersey		07054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in a Current Report on Form 8-K filed by B&G Foods, Inc. (the “Company”) on January 12, 2006, the Company received a letter of resignation from Nicholas B. Dunphy, dated January 6, 2006, announcing Mr. Dunphy’s resignation from the Board of Directors of the Company effective that same day.  Mr. Dunphy, who served as an independent director, also served as a member of the Board’s audit committee and nominating and governance committee.  Mr. Dunphy’s resignation was not the result of any disagreement on any matter relating to the Company’s operations, policies or practices.

Following the resignation of Mr. Dunphy, only three of the remaining six directors on the Company’s Board have previously been designated as independent by the Board.  In addition, the nominating and governance committee and audit committee each have only two members.  As previously reported, the Company, on January 6, 2006, notified the American Stock Exchange pursuant to Section 921 of the Amex Company Guide that as a result of Mr. Dunphy’s resignation, the Company is no longer in compliance with (i) Section 802(a) of the Amex Company Guide, which requires that at least a majority of the directors on the Board of Directors of each listed company must be independent directors as defined under Section 121A of the Amex Company Guide or (ii) Section 121B(2)(a), which requires that the audit committee of each listed company have at least three members.

The Company informed the Amex that to remedy the foregoing, the Board’s nominating and governance committee has commenced a search for Mr. Dunphy’s replacement and plans to complete its search in time for the Board of Directors to appoint a replacement to serve on the Board (as well as on the audit committee and the nominating and governance committee) on or prior to March 8, 2006.

On January 24, 2006, the Company received a warning letter from the Amex regarding the Company’s non-compliance with Section 121A and 121B(2)(a) of the Amex Company Guide.  Amex has given the Company until March 8, 2006 to regain compliance with the Amex requirements.  In setting that deadline, Amex has determined not to apply at this time the continued listing evaluation and follow-up procedures specified in Section 1009 of the Amex Company guide.  If, however, the Company fails to resolve the specified continued listing deficiency within the timeframe noted above, the Amex will assess the Company’s continued listing eligibility including, as appropriate, the application of the continued listing evaluation follow-up procedures specified in Section 1009 of the Amex Company Guide and/or initiation of delisting proceedings.

In the Amex letter, the Amex also noted that within five days of the Amex letter the Company will be included in a list of issuers, which is posted daily on the Amex website, that are not in compliance with the continued listing standards and “.BC” will be appended to the Company’s trading symbol whenever such trading symbol is transmitted with a quotation or trade.  Accordingly, “BGF” will trade as “BGF.BC.”  The website posting and indicator will remain in effect until the Company has regained compliance with the applicable continued listing standards.

The Company issued a press release pursuant to Section 402(j) of the Amex Company Guide on January 27, 2006 disclosing its receipt of the warning letter.  A copy of the press release is filed as Exhibit 99.1 to this report.

The Board’s nominating and governance committee is working diligently to complete its search for Mr. Dunphy’s replacement and anticipates that a replacement independent director will be appointed to the Board, the audit committee and the nominating and governance committee on or prior to March 8, 2006.

Item 9.01.  Financial Statements and Exhibits.

(d)                                  Exhibits.

99.1	Press Release dated January 27, 2006, announcing receipt of non-compliance letter from the Amex.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: January 27, 2006	By:	/s/ Robert C. Cantwell
Robert C. Cantwell
Executive Vice President of Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated January 27, 2006, announcing receipt of non-compliance letter from the Amex.